SECOND AMENDED AND RESTATED LOAN AGREEMENT

BETWEEN

HEALTHCARE REALTY TRUST INCORPORATED

AND

EMERITUS CORPORATION

MARCH 3, 2005

1084704.12

TABLE OF CONTENTS

ARTICLE 1: PURPOSE AND DEFINITIONS 5

1.1 Purpose 5

1.2 Definitions 5

1.3 Incorporation of Amendments 8

1.4 Exhibits 8

ARTICLE 2: LOAN AND LOAN DOCUMENTS 8

2.1 Obligation to Lend 8

2.2 Obligation to Repay 8

2.2.1 Term of the Loan 8

2.2.2 Interest and Payments 8

2.3 Use of Proceeds 8

2.4 Loan Expenses 8

2.5 Accrued Interest Payment 8

2.6 Insurance Certificate 9

2.7 Closing 9

2.8 Post-Closing 9

ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT 9

3.1 Conditions Precedent to Initial Disbursement 9

3.1.1 Legal Opinion 9

3.1.2 Lender’s Documents 9

3.1.3 Organizational Documents 9

3.1.4 Financial Statements 10

3.1.5 No Default 10

3.1.6 Loan Purchase 10

3.1.7 Estoppel Letters 10

ARTICLE 4: BORROWER’S REPRESENTATIONS AND WARRANTIES 10

4.1 Organization and Good Standing 10

4.2 Power and Authority 10

4.3 Enforceability 10

4.4 No Violation 10

4.5 No Litigation 11

4.6 Financial Statements 11

4.7 Reports, Statements and Copies 11

4.8 No Default 12

4.9 ERISA 12

4.10 Chief Executive Office 12

4.11 Affirmation of Additional Representations and Warranties 12

4.12 Note Payments in Advance 12

4.13 Obligations for Facility Improvements 12

4.14 No Adverse Changes 12

4.15 Compliance 12

4.16 Environmental Matters 13

ARTICLE 5: AFFIRMATIVE COVENANTS 13

5.1 Perform Obligations 13

5.2 Documents and Information 13

5.2.1 Furnish Documents 13

5.2.2 Furnish Information 13

5.2.3 Further Assurances and Information 14

5.2.4 Material Communications 14

5.2.5 Requirements for Financial Statements 14

5.3 Broker’s Commission 14

5.4 Existence 14

5.5 Financial Covenants 14

ARTICLE 6: NEGATIVE COVENANTS 15

ARTICLE 7: DEFAULT AND REMEDIES 15

7.1 Event of Default 15

7.2 Remedies on Default 16

7.2.1 Acceleration 16

7.2.2 Foreclosure 16

7.2.3 Assumption of Lease 16

7.2.4 Default Under Other Leases 17

7.2.5 Other Remedies 17

7.2.6 Waiver 17

ARTICLE 8: MISCELLANEOUS 17

8.1 Advances by Lender 17

8.2 No Novation 17

8.3 Construction of Rights and Remedies and Waiver of Notice and Consent 18

8.3.1 Applicability 18

8.3.2 Waiver of Notices and Consent to Remedies 18

8.3.3 Cumulative Rights 18

8.3.4 Extension or Modification of Loan 18

8.3.5 Right to Select Security 18

8.3.6 Forbearance Not a Waiver 18

8.3.7 No Waiver 18

8.3.8 No Continuing Waivers 18

8.3.9 Approval Not a Waiver 19

8.3.10 No Release 19

8.4 Assignment 19

8.4.1 Assignment by Lender 19

8.4.2 Assignment by Borrower 19

8.5 Notices 19

8.6 Entire Agreement 19

8.7 Severability 20

8.8 Captions and Headings 20

8.9 Governing Law 20

8.10 Binding Effect 20

8.11 Modification 20

8.12 Construction of Agreement 20

8.13 Counterparts 20

8.14 No Third-Party Beneficiary Rights 20

8.15 Lender’s Authority to Furnish Copies of Loan Documents 20

8.16 Lender Merely a Lender 21

8.16.1 No Agency 21

8.16.2 No Obligation to Pay 21

ARTICLE 9: SECURITY 21

9.1 Secured by Mortgage 21

9.2 Venue 21

9.2 Oral Agreements 21

9.4 Impairment of Leases 21

9.5 Notices Under Any Lease 22

9.6 Claims Against Prior Lender 22

9.7 Demolitions or Alterations of Facilities 22

9.8 Substitution and Addition of Facilities Securing Loan 22

9.9 Indemnity 23

9.10 Inconsistencies with Intercreditor Agreement 23

1084704.12

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is made and entered into effective as of March 3, 2005 (the “Effective Date”) between EMERITUS CORPORATION, a corporation organized under the laws of the State of Washington (the “Borrower”), having its chief executive office at 3131 Elliott Avenue, Suite 500, Seattle, Washington, 98121, and HEALTHCARE REALTY TRUST INCORPORATED, a corporation organized under the laws of the State of Maryland (the “Lender”), having an address of 3310 West End Avenue, Suite 400, Nashville, Tennessee, 37203.

R E C I T A L S:

A. HEALTH CARE REIT, INC., a corporation organized within the laws of the State of Delaware (“HCN”), having an address of One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, purchased four certain properties for a purchase price of $39,700,000.00 and leased said properties to Borrower pursuant to a Master Lease Agreement dated March 28, 2002, and HCN provided a line of credit to Borrower in the maximum amount of $6,800,000.00 (“Original Loan”), subject to the terms and conditions of a Loan Agreement dated effective as of April 1, 2002.

B. HCN subsequently purchased 19 additional properties for a purchase price of $110,000,000.00 and leased said properties to Borrower by amending and restating the Master Lease Agreement. HCN agreed to increase the Original Loan by an amount equal to $11,500,000.00 (“Additional Loan”) and to consolidate two additional loans made on August 28, 2003 in the amount of $3,100,000.00 and $4,400,000.00 for a total of $25,800,000.00 (collectively, the “Loan”) subject to the terms of that certain Amended and Restated Loan Agreement, dated as of September 30, 2003.

C. The Loan is secured by first priority leasehold deeds of trust (each, a “Mortgage”) from Borrower to HCN on the interest of Borrower as Tenant in twenty six (26) assisted living facilities (each a “Facility”). Twenty three (23) of the Facilities are leased pursuant to that certain Amended and Restated Master Lease Agreement dated as of September 30, 2003 between Borrower and HCN (the “Master Lease Facilities”).

D. HCN has sold the Loan to Lender, and has assigned to Lender all of the Mortgages and all additional collateral securing the Loan pursuant to that certain Loan Purchase Agreement between HCN and Lender of even date herewith.

E. Borrower leases certain other facilities from Lender, as landlord, (each, an “Additional HRT Facility”) pursuant to separate lease agreements (each, an “Existing HRT Lease”).

F. The principal balance of the Loan has been reduced to Nineteen Million Four Hundred Sixty Six Thousand Four Hundred Eighty Four and 86/100 Dollars ($19,466,484.86); upon execution of this Agreement, Lender shall advance additional funds to Borrower, and, as a result, the principal balance of the Loan shall be increased back up to Twenty One Million Four Hundred Twenty Six Thousand Dollars ($21,426,000.00). Lender and Borrower have agreed to modify, amend, and restate the terms and conditions of the Loan, as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1: PURPOSE AND DEFINITIONS

1.1 Purpose. The purpose of this Agreement is to amend and restate the terms and conditions of the Loan.

1.2 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Agreement as a whole and not to any particular section.

“Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Borrower. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. “Affiliate” includes, without limitation, Texas-ESC. An Affiliate of Borrower shall specifically exclude Columbia Pacific Management, Inc., or any Affiliate thereof, Holiday Retirement Corporation, or any Affiliate thereof, and Alterra Healthcare Corporation, or any Affiliate thereof, but only prior to the date of Borrower’s acquisition thereof. An Affiliate of Borrower and Texas-ESC shall specifically exclude [i] Saratoga Partners IV, L.P. (“Saratoga”), [ii] Senior Healthcare Partners, LLC, [iii] Columbia Pacific Management, Inc., [iv] Holiday Retirement Corporation, [v] Alterra Healthcare Corporation, but only prior to the date of Borrower’s acquisition thereof, and [vi] any Affiliate of any of the entities listed in clauses [i] through [vi].

“Affiliate Obligation” means all indebtedness and obligations of Borrower and any Affiliate to Lender or any Lender Affiliate now existing or hereafter arising, including, without limitation, obligations arising under the Lease Documents and the Existing HRT Leases, indebtedness evidenced by promissory notes, lease agreements, guaranties or otherwise and obligations under such indebtedness documents and all other documents executed by Borrower or any Affiliate in connection therewith, and any extensions, modifications, substitutions or renewals thereof.

“Annual Financial Statements” means for Borrower, the audited balance sheet and statement of income of Borrower for the most recent fiscal year.

“Borrower” means Emeritus Corporation, a corporation organized under the laws of the State of Washington, its successors and permitted assigns.

“Borrower’s Organizational Documents” means the Articles of Incorporation of Borrower certified by the Secretary of State of the state of organization, as amended to date, and the Bylaws of Borrower certified by Borrower, as amended to date.

“Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.

“Closing” means the closing of the second amendment and restatement of the Loan.

“Commitment” means the non-binding letter of understanding dated January 27, 2005 between HCN, Lender, and Borrower.

“Effective Date” means the date of this Agreement.

“Event of Default” has the meaning set forth in §7.1.

“Facility” means each skilled nursing, assisted living or retirement facility leased to Borrower pursuant to a Lease.

“Financial Statements” means the annual, quarterly and year-to-date financial statements of Borrower submitted to Lender prior to Closing.

“HCN Diligence” has the meaning set forth in §4.7.

“Lease” means the Master Lease. The term Lease shall also include individually and collectively any “Substitute Lease” or “New HRT Lease” as described in Section 9.8.

“Lease Documents” means each Lease and all other documents executed by Borrower in connection with each Lease, each as amended from time to time.

“Leased Property” means individually and collectively all real property subject to any Lease.

“Lender” means Healthcare Realty Trust Incorporated, its successors and assigns.

“Lender Affiliate” means any person, corporation, partnership, limited liability company, trust or other legal entity that, directly or indirectly, controls or is controlled by, or is under common control with Lender. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

“Lender Diligence” has the meaning set forth in §4.7.

“Loan” means the loan to Borrower now held by Lender in the amount of the Loan Amount and secured by the Mortgage.

“Loan Amount” means $19,466,484.86, increased hereby to $21,426,000.00.

“Loan Documents” means [i] this Agreement; [ii] the Second Amended and Restated Note, of even date herewith, made by Borrower, payable to the order of Lender; [iii] any other documents and instruments executed by Borrower in connection with the Loan for the benefit of Lender, and [iv] to the extent expressly assigned to and assumed by Lender, any other documents and instruments executed by Borrower in connection with the Loan for the benefit of HCN, each as amended from time to time.

“Loan Expenses” means all reasonable costs and expenses incurred by Lender in investigating, purchasing and administering the Loan, including but not limited to, [i] reasonable attorneys’ and paralegals’ fees and costs; reasonable travel, transportation, food, and lodging costs and expenses incurred by Lender and Lender’s attorneys and paralegals; [ii] leasehold mortgage title insurance premiums for title insurance policies obtained by Lender; [iii] recording fees and/or indebtedness or similar taxes imposed upon the sale of the Loan or the recordation of any of the closing documents; and [iv] cost of opinions of counsel required by Lender in connection therewith.

“Material Obligation” means [i] any indebtedness in excess of $250,000.00 secured by a security interest in or a lien, deed of trust or mortgage on any Facility (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Borrower’s business or financial condition and where a breach thereunder, if not cured within any applicable cure period, would have a material adverse affect on the financial condition of Borrower or the results of operations at the Facility; [iii] any unsecured indebtedness or lease of Borrower that has an outstanding principal balance or obligation of at least $1,000,000.00 and any agreement relating thereto; and [vi] any indebtedness or lease of Borrower or of any other party that has been guaranteed by Borrower, that has an outstanding principal balance or obligation of at least $250,000.00.

“Master Lease” means the Amended and Restated Master Lease Agreement dated September 30, 2003 by which HCN leased each Facility to Borrower, as amended from time to time, including the Insurance Waiver (as defined in Section 2.6 below), as referenced in the preamble of this Agreement.

“Mortgage” means individually and collectively the Amended and Restated Leasehold Mortgage/Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing granted by Borrower to HCN dated as of September 30, 2003, as subsequently assigned by HCN to Lender, together with any other mortgages or deeds of trust entered into by Borrower or any affiliate to secure the Loan, including any prior indebtedness included in the Loan. Without limitation, the term of “Mortgage” shall include any leasehold mortgage granted by Borrower to Lender in order to encumber its leasehold interest under a Substitute Lease as security for the Loan.

“Note” means the Second Amended and Restated Note of even date made by Borrower in favor of Lender for a principal amount equal to the Loan Amount, and any extensions, modifications, substitutions or renewals thereof.

“Periodic Financial Statements” means for Borrower, the unaudited balance sheet and statement of income of Borrower for the most recent month and quarter.

“Personal Property” means any tangible or intangible personal property owned by Borrower in connection with any Lease or the operation of any Facility, which property is assigned, pledged or otherwise conveyed as security for the Loan.

“State” means the State of Ohio.

“Texas-ESC” means Texas-ESC-Lubbock, L.P., a Washington limited partnership.

1.3 Incorporation of Amendments. The definition of any agreement, document, or instrument set forth in this Agreement or in any other Loan Document shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefor.

1.4 Exhibits. The following exhibits are attached hereto and incorporated herein:

Exhibit A: Pending Litigation
Exhibit B: Documents to be Delivered
Exhibit C: Borrower’s Certificate
Exhibit D: Deposits and Additional Collateral
Exhibit E: Post-Closing Checklist

ARTICLE 2: LOAN AND LOAN DOCUMENTS

2.1 The Loan. The indebtedness of Borrower to Lender for the Loan is evidenced by the Note. Lender has the right but not the obligation to make any further advance to Borrower, including, without limitation, any Contingent Payment Advance as described in Article 17 of the Master Lease.

2.2 Obligation to Repay. Borrower shall repay the Loan in accordance with the terms of the Note and the other Loan Documents.

2.2.1 Term of the Loan. The term of the Loan will expire on the Maturity Date set forth in the Note.

2.2.2 Interest and Payments. Borrower shall make payments in accordance with the Note at the rate set forth in the Note.

2.3 Use of Proceeds. The Loan proceeds have been used by Borrower in connection with a Facility and such other uses as Borrower deemed appropriate.

2.4 Loan Expenses. At the Closing, Borrower shall pay or reimburse Lender for any Loan Expenses incurred by Lender up to the Effective Date, except that Lender shall be responsible for paying its own attorneys’ fees and costs incurred to review all due diligence information furnished by HCN or Borrower to Lender. Within 30 days after receipt of an invoice therefor, Borrower shall reimburse Lender for any subsequent Loan Expenses incurred by Lender.

2.5 Accrued Interest Payment. If Borrower fails to pay all accrued interest on the Loan within 10 days after any monthly due date set forth in the Note, whether due to inadequate cash flow of any Facility or otherwise, Lender may, at its option, advance additional Loan proceeds to pay the accrued interest.

2.6 Insurance Certificate. At Closing, the Borrower shall deliver to Lender certificates of all insurance policies required under the Mortgage, which certificates shall name Lender as additional insured on all liability policies and as Mortgagee on all property and casualty policies with loss payable to Lender except as otherwise agreed between Lender and HCN pursuant to the Intercreditor Agreement. Lender acknowledges that Borrower maintains a self insurance plan which has been accepted by HCN notwithstanding the requirements under the Lease Documents, the Mortgage and the other documents evidencing and securing the Loan in favor of HCN (the “Insurance Waiver”). Insurance coverages which satisfy HCN under the foregoing documents shall be deemed to comply with requirements of the Loan Documents.

2.7 Closing. The Closing of the second amendment and restatement of the Loan shall occur as of the Effective Date. Lender may elect to close by exchanging executed counterparts of one or more of the Loan Documents and other closing documents by mail or a national courier service, or by telecopier followed by exchanging documents by mail or national courier service.

2.8 Post-Closing. Within ten (10) days after Closing, Borrower shall furnish to Lender any documents or information required under this Agreement that were not furnished to Borrower at or prior to Closing, all in form and substance reasonably satisfactory to Lender; or if, by reason of the nature of such document or information the same cannot be delivered within the said ten (10) days, Borrower fails to proceed with diligence reasonably satisfactory to Lender after receipt of notice to cure the same or, in any event, fails to cure such default within twenty (20) days after receipt of the notice, the same shall constitute a material default under the Loan.

ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 Conditions Precedent to Initial Disbursement. Lender’s obligation to amend and restate the Loan as set forth herein shall be conditioned upon satisfaction of the following conditions precedent:

3.1.1 Legal Opinion. Borrower shall have delivered to Lender an opinion of its primary outside counsel, and, to the extent reasonably required by Lender, opinions of local counsel, each in form and substance reasonably satisfactory to Lender.

3.1.2 Lender’s Documents. Borrower shall have delivered to Lender fully executed originals of the Loan Documents to which Borrower is a party.

3.1.3 Organizational Documents. Borrower shall have delivered to Lender copies of Borrower’s Organizational Documents, in form and substance reasonably satisfactory to Lender, and Borrower’s resolutions authorizing the Loan Documents to which Borrower is a party, certified by Borrower to be true and complete and not revoked or amended since the respective dates thereof.

3.1.4 Financial Statements. Borrower shall have delivered to Lender the Financial Statements, all in form and substance reasonably satisfactory to Lender.

3.1.5 No Default. Except as set forth in those certain Estoppel Certificates of even date herewith executed by Borrower for the benefit of Lender and Fidelity National Title Insurance Company (the “Estoppel Certificates”), no uncured Event of Default shall have occurred under the Loan Documents, any Lease, any Existing HRT Lease, or any event which with the giving of notice or the passage of time, or both, would constitute such an Event of Default.

3.1.6 Loan Purchase. Lender shall have completed its purchase of the Loan from HCN on terms satisfactory to Lender.

3.1.7 Estoppel Certificates. Lender shall have received from HCN such estoppel certificates as Lender may reasonably require with respect to the Loan and the Leases, together with the Estoppel Certificates from Borrower.

ARTICLE 4: BORROWER’S REPRESENTATIONS AND WARRANTIES

Borrower hereby makes the following representations and warranties, as of the Effective Date, unless an earlier date is specified, then as of such date, to Lender and acknowledges that Lender is purchasing, amending and restating the Loan in reliance upon such representations and warranties. Borrower’s representations and warranties shall survive the Closing and, except as specifically provided below, shall continue in full force and effect until Borrower has repaid the Loan in full and performed all other obligations under the Loan Documents.

4.1 Organization and Good Standing. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

4.2 Power and Authority. Borrower has the power and authority to execute, deliver, and perform Borrower’s obligations under the Loan Documents to which it is a party and has taken all requisite action to authorize the execution, delivery and performance of Borrower’s obligations under such documents.

4.3 Enforceability. The Loan Documents to which Borrower is a party constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as such enforceability may be limited by creditors rights laws and general principles of equity.

4.4 No Violation. The execution, delivery and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby [i] do not conflict with and will not conflict with, and do not result and will not result in a breach of Borrower’s Organizational Documents; [ii] except as set forth in the Estoppel Certificates, do not conflict with and will not conflict with, and do not result and will not result in a breach of, or constitute or will constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Borrower is a party or by which its assets are bound; and [iii] do not violate and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Borrower.

4.5 No Litigation. As of the Effective Date and except as disclosed on Exhibit A, [i] to the best of Borrower’s knowledge there are no actions, suits, proceedings or investigations by any governmental agency or regulatory body pending against Borrower or any existing Facility; [ii] Borrower has not received notice of any threatened actions, suits or proceeding or investigations against Borrower or any existing Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Borrower, would materially and adversely affect an existing Facility or title to a Facility (or any part thereof), the right to operate a Facility as presently operated, or the financial condition of Borrower; [iii] there are no unsatisfied or outstanding judgments against Borrower or any existing Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Borrower or any existing Facility; and [v] Borrower does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

4.6 Financial Statements. Subject to any new information set forth in the Estoppel Certificates which could have a material adverse effect on the financial condition of Borrower, Borrower has furnished Lender with true, correct and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Borrower as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any material untrue statement or omission of a material fact and are not misleading in any material respect. Borrower is solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the best of its knowledge, against Borrower.

4.7 Reports, Statements and Copies. All existing reports, statements, certificates, title information, surveys, inspection reports, environmental assessments, and other data previously furnished by or on behalf of Borrower to HCN in connection with the Loan, or the transactions contemplated thereunder, and all representations and warranties made therein, or in any certificate or other instrument delivered in connection therewith, are true and correct in all material respects as of the date the same were originally prepared or made and, to the knowledge of Borrower remain true and accurate as of the Effective Date (collectively, the “HCN Diligence”). All current reports, statements, certificates, title information, surveys, inspection reports, environmental assessments, and other data furnished by or on behalf of Borrower to Lender in connection with the Loan Documents, or the transactions contemplated thereunder, and all representations and warranties made therein, or in any certificate or other instrument delivered in connection therewith (collectively, the “Lender Diligence”), are true and correct in all material respects as of the Effective Date, neither the Lender Diligence nor, to the knowledge of Borrower, the HCN diligence, fails to state any material fact or circumstance necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading as of the date of such reports, statements or certificates or other data subject to any new information contained on the Estoppel Certificates. The copies of all agreements and instruments submitted to Lender by Borrower are true, correct and complete copies and include all material amendments and modifications of such agreements.

4.8 No Default. As of the Effective Date, except as set forth on the Estoppel Certificates, there is no existing Event of Default by Borrower under the Loan Documents, under any Lease, or under any Existing HRT Lease, and Borrower has no knowledge that any event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

4.9 ERISA. All plans [as defined in §402l(a) of the Employee Retirement Income Security Act of 1974 as amended or supplemented from time to time (“ERISA”)] for which Borrower is an “employer” or a “substantial employer” [as defined in §§3(5) and 4001(a)(2) of ERISA, respectively] are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Borrower maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Borrower has not been deemed to be a ..substantial-employer as of the Effective Date.

4.10 Chief Executive Office. Borrower maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this Agreement.

4.11 Affirmation of Additional Representations and Warranties. In addition to the specific representations and warranties set forth in this Agreement, and without limiting any such representations and warranties, Borrower also affirms to Lender that all representations and warranties set forth in the Lease Documents, the Mortgage, and all of the Loan Documents are true, complete and accurate as of the Effective Date to the extent the foregoing are deemed updated with respect to the matters set forth in the Estoppel Certificates.

4.12 Note Payments in Advance. Borrower has made no payments due under the Loan Documents more than thirty (30) days in advance. Accrued interest has been paid through January 31, 2005.

4.13 Obligations for Facility Improvements. Borrower does not owe any third parties any amounts for labor or materials furnished in connection with the improvement of any Facilities except for amounts due for repairs made in the ordinary course of business which are not past due.

4.14 No Adverse Changes. Since September 30, 2003, there have been no adverse changes in the environmental condition of any Facility, the title to any Facility, any matters which a current ALTA/ACSM Land Title Survey of any Facility might reflect, or any significant casualty loss, condemnation or conveyance affecting any Facility.

4.15 Compliance. Borrower and each Facility are, to the best knowledge of Borrower, in compliance with all requirements of law with respect to which non-compliance could adversely impact the financial condition of Borrower or the operation of any Facility.

4.16 Environmental Matters. Without limiting any of the representations and warranties set forth above, Borrower represents and warrants that (i) each Facility is in compliance with all applicable Environmental Laws (as defined in the Mortgage); (ii) to the knowledge of Borrower, there have been no releases or threatened releases of Hazardous Materials (as defined in the Mortgage) on, from, or under any Facility, except in compliance with all Environmental Laws; (iii) to the knowledge of Borrower, no Hazardous Materials have been, are, or will be used, generated, stored or disposed of at any Facility, except in full compliance with all Environmental Laws; (iv) to the knowledge of Borrower, asbestos has not been and will not be used in the construction of any Facility; (v) to the knowledge of Borrower, no permit has been required from the Environmental Protection Agency or any similar federal, state or local governmental agency for the use or maintenance of any Facility; (vi) to the knowledge of Borrower, any underground storage tanks located on any Facility have been and currently are being operated in compliance with all applicable Environmental Laws; (vii) to the knowledge of Borrower, any closure, abandonment in place, or removal of any underground storage tank on or from any Facility has been performed in compliance with applicable Environmental Laws, and has not resulted in any release contaminating any Facility which has not been remediated fully in compliance with applicable Environmental Laws; (viii) to the knowledge of Borrower, no summons, citation or inquiry has been made by any party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws, and no Facility is subject to any liens for any such costs; and (ix) to the knowledge of Borrower, environmental conditions at each of the Facilities have not changed in any adverse manner since September 30, 2003.

ARTICLE 5: AFFIRMATIVE COVENANTS

5.1 Perform Obligations. Borrower shall in accordance with the terms of the Loan Documents and the Lease Documents perform in all material respects all of its obligations under the Loan Documents and the Lease Documents.

5.2 Documents and Information.

5.2.1 Furnish Documents. Borrower shall periodically during the term of the Loan deliver to Lender the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit B within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements to Lender, Borrower shall also deliver to Lender a certificate signed by the Chief Financial Officer of Borrower in the form of Exhibit C.

5.2.2 Furnish Information. Borrower shall [i] promptly supply Lender with such information concerning its financial condition, affairs and property, as Lender may reasonably request from time to time hereafter; [ii] promptly notify Lender in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of any Loan Document or any other Material Obligation, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Lender or any of its agents or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and on reasonable advance notice subject to any applicable state or federal laws governing confidentiality of patient or employee records; and [v] permit Lender to copy and make abstracts from any and all of said books and records subject to any applicable state or federal laws governing confidentiality of patient and employee records.

5.2.3 Further Assurances and Information. Borrower shall, on request of Lender from time to time, execute, deliver, and furnish such documents as may be reasonably necessary to consummate fully the transactions contemplated under this Agreement. Within 10 Business Days after a request from Lender, Borrower shall provide to Lender such additional information in Borrower’s control or possession regarding Borrower or Borrower’s financial condition as Lender, or any existing or proposed creditor of Lender, or any auditor or underwriter of Lender, may reasonably require from time to time, including, without limitation, a current Borrower’s Certificate in the form of Exhibit C.

5.2.4 Material Communications. Borrower shall transmit to Lender, within five Business Days after receipt thereof, any material communication affecting any existing Facility, the Loan Documents or the Lease Documents, and Borrower will promptly respond to Lender’s inquiry with respect to such information. Borrower shall promptly notify Lender in writing after Borrower has actual knowledge of any threatened or existing litigation or proceeding against, or investigation of, Borrower or any Facility that may affect the right to operate a Facility or title to a Facility or Lender’s interest therein.

5.2.5 Requirements for Financial Statements. Borrower shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Lender; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion to the extent set forth in the Lease.

5.3 Broker’s Commission. Borrower shall indemnify Lender from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Lender in connection with any such claims (including reasonable attorneys’ fees).

5.4 Existence. Borrower shall maintain its existence to the extent and in accordance with the provisions set forth in each Lease.

5.5 Lease Covenants. Borrower shall comply with the financial covenants, and all other affirmative covenants applicable to Borrower as set forth in each Lease.

ARTICLE 6: NEGATIVE COVENANTS

Until the Loan has been paid in full, Borrower covenants and agrees that Borrower shall comply with each Negative Covenant applicable to Borrower as set forth in the Master Lease and in all other Leases.

ARTICLE 7: DEFAULT AND REMEDIES

7.1 Event of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:

7.1.1 Borrower fails to pay any installment on the Note or any other monetary obligation payable by Borrower under the Loan Documents within 10 days after such payment is due.

7.1.2 Borrower fails to comply with any covenant set forth in §§5.4, 5.5 or Article 6 of this Agreement and such failure continues beyond all applicable grace, notice and/or cure periods.

7.1.3 Borrower fails to observe and perform any other covenant, condition or agreement under the Loan Documents to be performed by Borrower and [i] such failure continues for a period of 30 days after written notice thereof is given to the Borrower by the Lender; or [ii] if, by reason of the nature of such default the same cannot be remedied within the said 30 days, Borrower fails to proceed with diligence reasonably satisfactory to Lender after receipt of the notice to cure the same or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §7.1.

7.1.4 [i] The filing by Borrower of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Borrower; [ii] the failure by Borrower within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Borrower, or to lift or stay any execution, garnishment or attachment of such consequences as will impair its ability to carry on its operation at a Facility; [iii] the entry of an order for relief under 11 U.S.C. in respect of Borrower; [iv] any assignment by Borrower for the benefit of its creditors; [v] the entry by Borrower into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Borrower in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; or [vii] appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Borrower (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

7.1.5 [i] Any receiver, administrator, custodian or other person takes possession or control of all or part of any Facility and continues in possession for 60 days; [ii] any writ against all or part of any Facility is not released within 60 days; [iii] any final judgment is rendered against all or part of any Facility or Borrower which affects all or part of a Facility for the payment of money in excess of $250,000.00 (exclusive of judgment amounts covered by insurance) which is undismissed for 60 days (except as otherwise provided in this Agreement) or such longer period during which execution of the same shall have been stayed, appealed therefrom and cause the execution thereof to be stayed during such appeal; [iv] all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and are not released within 60 days; [v] Borrower is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain, or in any way prevent Borrower from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy, or assessment is filed of record with respect to all or any part of a Facility and is not dismissed within 30 days.

7.1.6 Any material representation or warranty made by Borrower in the Loan Documents, any security for the Loan, or any report, certificate, application, financial statement or other instrument furnished by Borrower pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

7.1.7 [i] Borrower or any Affiliate defaults on any indebtedness, Existing HRT Lease, or other obligation to Lender or any Lender Affiliate; or [ii] Borrower defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness, obligation or agreement described in clauses (i) and (ii) above expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.

7.1.8 Borrower defaults on any material provision of any Lease, and such default is not cured within any applicable grace or cure period.

7.2 Remedies on Default. Whenever any Event of Default occurs, Lender may, in addition to any other remedies under the Loan Documents, at law or in equity, take any one or more of the following remedial steps concurrently or successively:

7.2.1 Acceleration. Lender may declare the Loan to be immediately due and payable, without presentment of any kind, demand, notice of dishonor, protest or other notice of any kind, all of which Borrower hereby waives.

7.2.2 Foreclosure. Lender may foreclose on any and all collateral securing the Loan including the interest of Borrower under the Leases, as encumbered by the Mortgage. The proceeds of foreclosure shall secure all obligations of the Borrower to Lender under the Loan Documents, under the Existing HRT Leases, and under any New HRT Leases.

7.2.3 Assumption of Lease. Pursuant to and in accordance with the provisions of the Intercreditor Agreement, Lender may elect to assume all rights, title, and interest of Borrower under the Lease without terminating the Mortgage, and may thereafter assign or sublet the Leased Property or any portions thereof. If Lender elects to assume the Lease, at the option of Lender, Borrower agrees either [i] to sublet the Leased Property from Lender under an arrangement pursuant to which cash flow, after operating expenses, rent due to the Landlord, taxes, insurance, and a reasonable management fee, shall be applied to the obligations of Borrower to Lender under the Loan Documents, or, [ii] to manage the Leased Property pursuant to a management agreement with Lender pursuant to which Lender would pay Borrower a reasonable management fee to manage the operations of the Leased Property. Should Lender elect to assume all rights, title and interest of Borrower under the Lease, to enter into a sublease with Borrower or a management agreement with Borrower, and should, in any such event, Borrower refuse to execute commercially reasonably documents required by Lender (including, without limitation an assignment of lease, a sublease, or a management agreement), then Lender shall be entitled to a temporary restraining order granting possession of the Leased Property to Lender, and injunctive relief immediately requiring Borrower to execute such documents. Should Lender enter into a sublease or management agreement as provided above, and during the term of such agreement EBITDARM coverage for the Leased Property falls below 1.0 to 1.0 for a period of three consecutive calendar months following the assumption. Lender shall have the right to terminate the sublease or management agreement. In no event shall the assumption of the lease by HRT release Borrower or any of its affiliates from any liability or obligation under the Lease to HCN.

7.2.4 Default Under Other Leases. Lender may elect to declare an Event of Default under any Existing HRT Lease, any New HRT Lease (defined below), any Substitute Lease (defined below), and any other lease then in effect between HRT or any Affiliate of HRT, as Landlord, and Emeritus or any Affiliate of Emeritus, as Tenant. In such event, no further notices or cure periods shall be required under any such leases, notwithstanding any provisions to the contrary contained therein.

7.2.5 Other Remedies. Lender may take whatever action at law or in equity as may appear necessary or desirable to collect any monies then due and/or thereafter to become due.

7.2.6 Waiver. Without waiving any prior or subsequent Event of Default, Lender may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

ARTICLE 8: MISCELLANEOUS

8.1 Advances by Lender. At any time and from time to time, Lender may incur and/or pay and/or advance costs or expenses: [i] which Lender is authorized or has the right (but not necessarily the obligation) to incur or may incur under any Loan Document or any law; [ii] in exercising any right or remedy provided under any Loan Document or in taking any action which Lender is authorized to take under any Loan Document; [iii] which are required to be paid by Borrower under any Loan Document or Lease Document, but which Borrower fails to pay upon demand; or [iv] from which Borrower is required to hold Lender harmless under any Loan Document, but from which Borrower fails to hold Lender harmless. Any costs, expenses, or advances incurred or paid by Lender shall become part of the Loan and, upon demand, shall be paid to Lender together with interest thereon at the Default Rate (as defined in the Note) from the date of disbursement by Lender.

8.2 No Novation. This Agreement does not constitute a novation of any of the prior promissory notes, loan agreements, or security documents evidencing or securing the indebtedness which is currently included in the Loan or any prior modifications or restatements thereof. This Agreement constitutes an amendment and restatement of the remaining balance of the same indebtedness evidenced and secured by such prior documents, together with an additional advance under the terms of this Agreement.

8.3 Construction of Rights and Remedies and Waiver of Notice and Consent.

8.3.1 Applicability. The provisions of this §8.3 shall apply to all rights and remedies provided by any Loan Document or by law or equity.

8.3.2 Waiver of Notices and Consent to Remedies. Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Borrower, both of which Borrower waives.

8.3.3 Cumulative Rights. Each right or remedy under the Loan Documents is distinct from but cumulative to each other right or remedy provided in the Loan Documents and may be exercised independently of, concurrently with, or successively to any other such rights and remedies.

8.3.4 Extension or Modification of Loan. No extension of time for or modification of amortization of the Loan shall release the liability or bar the availability of any right or remedy against Borrower or any successor in interest, and Lender shall not be required to commence proceedings against Borrower or any successor or to extend time for payment or otherwise to modify amortization of the Loan secured by this Agreement by reason of any demand by Borrower or any successor.

8.3.5 Right to Select Security. Lender has the right to proceed at its election against all security or against any item or items of such security from time to time, and no action against any item or items of security shall bar subsequent actions against any item or items of security.

8.3.6 Forbearance Not a Waiver. No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasion shall operate as a waiver thereof on any further occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

8.3.7 No Waiver. Failure by Lender to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by Borrower hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandamus or other appropriate legal or equitable remedy strict compliance by Borrower with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by Borrower is continued or repeated, or of the right to recover possession of the Facility by reason thereof. To the extent permitted by law, any two or more of such rights or remedies may be exercised at the same time.

8.3.8 No Continuing Waivers. If any covenant or agreement contained in the Loan Documents is breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by Lender. No course of dealing between Lender and Borrower, nor any delay nor omission on the part of Lender in exercising any rights under the Loan Documents, shall operate as a waiver.

8.3.9 Approval Not a Waiver. Lender’s review and approval of any contracts relating to a Facility shall not constitute a waiver by Lender of any of the terms or requirements of the Loan Documents which may conflict with any provision of any such contracts.

8.3.10 No Release. Borrower and any other person now or hereafter obligated for the payment or performance of all or any part of the Note shall not be released from paying and performing under the Note by reason of [i] the failure of Lender to comply with any request of Borrower (or of any other person so obligated), to take action to enforce any of the provisions of the Loan Documents, or [ii] the release, regardless of consideration, of the obligations of any person liable for payment or performance of the Note, or any part thereof, or [iii] any agreement or stipulation extending the time of payment or modifying the terms of the Note, and in the event of such agreement or stipulation, Borrower and all such other persons shall continue to be liable under such documents, as amended by such agreement or stipulation, unless expressly released and discharged in writing by Lender.

8.4 Assignment.

8.4.1 Assignment by Lender. Lender may assign, negotiate, pledge, or transfer this Agreement, the Note and all other Loan Documents to any third party or parties for any purpose and, in case of such assignment, the rights and remedies of Lender shall be enforceable against Borrower by such party or parties with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

8.4.2 Assignment by Borrower. Borrower shall not assign or attempt to assign its rights nor delegate its obligations under this Agreement.

8.5 Notices. Borrower and Lender hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) given pursuant to the terms of this Agreement shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Agreement and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested; [iii] nationally recognized overnight courier; or [iv] by facsimile, provided that a copy thereof is mailed by certified mail promptly thereafter. All notices shall be deemed to be given upon the earlier of actual receipt (provided, that in the case of facsimiles, any facsimile received after 5:00 p.m. local time shall be deemed received on the next Business Day) or three days after deposit in the United States mail or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Lender and Borrower may change their notice address at any time by giving the other party notice of such change.

8.6 Entire Agreement. This Agreement, the other Loan Documents, the Lease Documents, and Existing HRT Leases, and the other documents referred to herein constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. No representations, warranties, and agreements have been made by Lender except as set forth in such documents. If there is any conflict between the terms and provisions of the Commitment and the terms of this Agreement, this Agreement shall govern.

8.7 Severability. If any term or provision of this Agreement is held or deemed by Lender to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.

8.8 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

8.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State.

8.10 Binding Effect. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of Lender and Borrower.

8.11 Modification. This Agreement may only be modified by a writing signed by both Lender and Borrower. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof. If Borrower requests Lender’s consent to any change in ownership, merger or consolidation of Borrower, any assumption of the Loan, or any modification of the Loan Documents, Borrower shall provide Lender all relevant information and documents sufficient to enable Lender to evaluate the request. In connection with any such request, Borrower shall pay Lender’s actual reasonable attorney’s fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Lender’s evaluation of Borrower’s request, the preparation of any documents and amendments, the subsequent amendment of any documents between Lender and its collateral pool lenders (if applicable), and all related matters.

8.12 Construction of Agreement. This Agreement has been prepared by Lender and its professional advisors and reviewed by Borrower and its professional advisors. Lender, Borrower and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either Lender or Borrower or against either Lender or Borrower merely because of their efforts in preparing it.

8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

8.14 No Third-Party Beneficiary Rights. No person not a party to this Agreement, a successor party or an assignee of a party shall have or enjoy any rights hereunder, and all third-party beneficiary rights are expressly negated.

8.15 Lender’s Authority to Furnish Copies of Loan Documents. Lender may exhibit or furnish the Loan Documents or copies thereof to any potential transferee of the Loan (whether such transfer is absolute or collateral), to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring the disclosure of the terms of the Loan Documents, to Lender’s attorneys, auditors and underwriters, and to any other person or entity for which there is a legitimate business purpose for such disclosure.

8.16 Lender Merely a Lender.

8.16.1 No Agency. Lender is not and will not be in any way the agent for or trustee of Borrower. Lender does not intend to act in any way for or on behalf of Borrower in disbursing the proceeds of the Loan. Lender does not intend to be and is not and will not be responsible for the completion of any improvements erected or to be erected upon the land; the payment of bills or any other details in connection with the land and improvements; any plans and specifications prepared in connection with the land and improvements; or Borrower’s relations with any contractors, subcontractors, materialmen, or laborers performing work or supplying materials for the land and improvements.

8.16.2 No Obligation to Pay. This Agreement is not to be construed by Borrower or anyone furnishing labor, materials, or any other work or product for improving any Facility as an agreement upon the part of Lender to assure that anyone will be paid for furnishing such labor, materials, or any other work or product. Borrower shall be solely responsible for such payments.

ARTICLE 9: ADDITIONAL PROVISIONS IN CONNECTION WITH SECOND AMENDMENT AND RESTATEMENT

9.1 Secured by Mortgage. The Loan shall be secured by all real property and other collateral described in the Mortgage, including any Personal Property assigned or pledged thereunder. The Loan shall also be secured by any deposits, letters of credit, or other collateral for the Loan previously provided to the holder of the Loan. All such additional collateral is listed on Exhibit D attached hereto and incorporated herein by reference. A schedule of all Personal Property for each Facility shall also be provided by Borrower to Lender, and updated from time to time, at Lender’s request. Borrower shall execute such UCC financing statements and other documents as Lender may reasonably require to perfect any security interest granted in the Mortgage or otherwise to secure the performance of Borrower’s obligations hereunder.

9.2 Venue. Any actions for enforcement of the Loan Documents shall be brought in courts located in the Middle District of Tennessee, which is the location of the chief executive offices of Lender.

9.3 Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

9.4 Impairment of Leases. Borrower will not agree to the modification of any Lease, the termination of any Lease, or the application of any insurance proceeds or condemnation proceeds with respect to any Facility without the prior written consent of Lender, not to be unreasonably withheld. Borrower irrevocably assigns to Lender Borrower’s right to treat any Lease as terminated under 11 U.S.C. Section 365 (h)(1)(A)(i) or any comparable provision of law, including Borrower’s right to exercise any option to reject or terminate the Lease any right of Borrower to object to any sale of any Facility or any interest in any Facility and under Section 11 U.S.C. 363, or otherwise, in any bankruptcy or insolvency proceeding affecting Borrower or any Lease. This assignment of Borrower’s rights is absolute and shall last until such time as the Loan has been fully satisfied and the Mortgage has been released. At such time, Borrower’s rights under the applicable bankruptcy or insolvency laws shall automatically vest in Borrower.

9.5 Notices Under Any Lease. Borrower will promptly furnish Lender with copies of any notices received from the landlord of any Lease with respect to the condition of any Facility, the existence or possibility of any default under the Lease, or the potential termination of the Lease. Lender shall have the right to cure any defaults under any Lease, at Borrower’s expense.

9.6 Claims Against Prior Lender. Borrower has no claims against HCN or any other rights of offset against the Note, counterclaims, or any defenses against payment obligations under the Note arising prior to the Effective Date. Borrower waives the right to any such claims of offset, counterclaims, or defenses, known or unknown.

9.7 Demolitions or Alterations of Facilities. Borrower will not make or permit any demolitions or material alterations of any improvements located at any Facilities without the prior written consent of Lender, not to be unreasonably withheld; except as otherwise required or permitted without Landlord’s consent under the Lease documents in which case Lender’s consent shall not be required.

9.8 Substitution and Addition of Facilities Securing Loan. Subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, the Mortgage of a particular Lease may be released and replaced with new collateral upon request by Borrower as follows: (i) Borrower may grant a leasehold mortgage in favor of Lender on its interest with respect to a substitute facility (“Substitute Facility”) under a substitute lease (“Substitute Lease”) with equal or better economics (not leased from Lender) or (ii) Borrower, or an affiliate, as Tenant, and Lender, or an affiliate, as Landlord, may enter into one or more new leases for additional Facilities (each a “New HRT Lease”). In determining whether or not to give such consent to substitution of collateral, Lender may consider commercially reasonably factors including, without limitation, occupancy rates, debt service coverage ratios, total revenues, total expenses, and EBITDA for the proposed Substitute Facility, as well as the value that a New HRT Lease would contribute to the existing Lender/Borrower portfolio. Borrower shall pay all attorneys’ fees and other costs of Lender incurred in connection with consideration of the proposed substitution of collateral. If Lender agrees to the substitution of collateral, then a Mortgage shall be provided for the Substitute Lease in the same form as the Mortgage encumbering the replaced Facility, and all representations and warranties contained in this Agreement with respect to Facilities shall be deemed to be effective with respect to the Mortgage of the Substitute Lease and the Substitute Facility as of the effective date of the substituted Mortgage. On such date, the existing Mortgage which is being replaced will be released of record. All costs incurred in connection with the substitution of collateral transaction will be paid by Borrower, including, without limitation, attorneys’ fees, costs of title insurance, survey, environmental assessment, property condition reports, and similar commercial loan items as may be reasonably required by Lender.

Should a new lease of a Facility be added by Borrower and HCN as a new Master Lease Facility under the Master Lease, then Borrower shall simultaneously grant to Lender a Leasehold Mortgage on the new lease on the same terms and conditions as are provided herein.

9.9 Indemnity. Borrower shall indemnify Lender and hold Lender harmless for any claims, losses, expenses (including reasonable attorneys’ fees and consultant fees), liabilities, or other losses incurred as a result of the breach of any representations, warranties, or covenants contained in the Loan Documents.

9.10 Inconsistencies with Intercreditor Agreement. This Agreement is subject to the Intercreditor Agreement. In the event that the provisions of this Agreement are inconsistent with the provisions of the Intercreditor Agreement, the right of Lender to enforce this Agreement shall be subject to the terms of the Intercreditor Agreement.

CONSENT TO JURISDICTION

Borrower hereby irrevocably submits to and consents to the non-exclusive jurisdiction and venue of any state or federal court having jurisdiction over Davidson County, Tennessee for any action or proceeding to enforce or defend any matter arising from or related to this Agreement, the Note, or any other Loan Document. Borrower hereby irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding in Davidson County, Tennessee. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by law. Borrower and any guarantor agree not to institute any legal action or proceeding against Lender or any director, officer, employee, agent or property of Lender concerning any manner arising out of or relating to this Agreement, the Note or any loan document other than in a state or federal court having jurisdiction over Davidson County, Tennessee, or if such court lacks subject matter or in personam jurisdiction, such action or proceeding may be brought in any court which has such jurisdiction. Borrower hereby consents to service of process by Lender in any manner and in any jurisdiction permitted by law. Nothing herein shall affect or impair Lender’s right to serve legal process in any manner permitted by law, or Lender’s right to bring any action proceeding against Borrower or the property of Borrower or any guarantor in the courts of any other jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER, AND ANY GUARANTOR, HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTER CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, OR ANY LOAN DOCUMENT.

(Signatures on following page)

1084704.12

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement effective as of the Effective Date.

LENDER:	HEALTHCARE REALTY TRUST INCORPORATED
By: /s/ John M. Bryant, Jr.
Title: Senior Vice President and General Counsel
BORROWER:	EMERITUS CORPORATION
By: /s/ William M. Shorten
Tax I.D. No.	Title: Director of Real Estate Finance

1084704.12

EXHIBIT A: PENDING LITIGATION

General

California Public Interest Research Group filed an in early 2004 against Senior Housing Operators an others in the State of California to recover move-in or pre-admission fees

Professional Liability

Village Oaks Conway, FL- 2002 Liability Claim reserved at $150,000

Memorial Oaks, TX- 2003 Liability Claim reserved at $150,000

Ofczarzak v. Emeritus Corporation, Kingsley Place Oakwell Farms, TX- 2003 Liability Claim Verdict for $1.5 million compensatory and $18.0 million of punitive damages

Village Oaks Orange Park, FL- 2003 Liability Claim reserved at $150,000

Loyalton of Rockford, IL- 2004 Liability reserved at $500,000

The Terrace, CA- 2004 Liability Claim reserved at $250,000

Loyalton of Rancho Solano, CA, Liability claim reserved at $150,000.

Beckett Meadows, TX-2005 Professional Liability Claim reserved at $250,000

Employment Practices

Borrower is subject to certain employment practice claims on the date hereof but none of the foregoing would materially and adversely affect the operation or business conducted by Borrower or any existing Facility

Governmental and Regulatory Proceedings

Borrower is subject to certain actions, proceedings and investigations by governmental agencies and regulatory bodies on the date hereof but none of the foregoing would materially and adversely affect Borrower’s right to operate any Facility as it is presently operated

1084704.12

EXHIBIT B: DOCUMENTS TO BE DELIVERED

Borrower shall deliver each of the following documents to Lender no later than the date specified for each document:

1. Annual Financial Statement of Borrower - within 90 days after the end of each fiscal year.

2. Periodic Financial Statement of Borrower - within 45 days after the end of each quarter and 30 days after the end of each month.

3. Borrower’s Certificate - with each delivery of Borrower’s financial statements.

4. Federal tax returns of Borrower - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

1084704.12

EXHIBIT C: BORROWER’S CERTIFICATE

Report Period: Commencing       and ending

Loan: $_______________ Indebtedness owed by Emeritus Corporation (“Borrower”) to Healthcare Realty Trust, Incorporated (“Lender”)

Borrower hereby certifies to Lender to the best of its knowledge as follows:

1. The attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Borrower [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Lender; and [iii] fairly present the financial condition and performance of Borrower in all material respects.

2. To the best of my knowledge, Borrower was in compliance with all of the provisions of the Loan Agreement and all other loan documents executed by Borrower in connection with the Loan at all times during the Report Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Loan.

Executed this   day of     ,  .

EMERITUS CORPORATION

By:
Name:
Title:

1084704.12

EXHIBIT D: DEPOSITS AND ADDITIONAL COLLATERAL

NONE

1084704.12

EXHIBIT E

POST CLOSING DELIVERABLES

Post-Closing Requirements (General)

1.
Updated Insurance Certificates for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

2.
Copies of Licenses for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

3.	Legal Opinion from counsel for Emeritus Corporation

4.	Legal Opinion from counsel for Health Care REIT, Inc.

5.	UCC-1 Financing Statements from Emeritus Corporation and each subtenant under the Master Lease to be filed in each entity’s state of formation

6.
Assignments of Mortgage for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

7.
Leasehold Mortgagee’s Title Insurance Policy for each location under the Master Lease (Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA)

8.	Schedule of Personal Property for each Master Leased location.

9.	Payment of Invoice for $1,764.75 to Paranet for UCC-11 searches.

10.	Opinion of Waller Lansden Dortch and Davis that the Intercreditor Agreement is duly authorized, executed and delivered.

1084704.12

Post-Closing Requirements (Title Company Requirements)

1.	Owner’s Affidavit, in form satisfactory to Fidelity National Title Insurance Company

2.	Gap Indemnity, in form satisfactory to Fidelity National Title Insurance Company

3.	Corporate Resolution of Emeritus Corporation

4.	Corporate Resolution of Health Care REIT, Inc.

5.	Washington Certificate of Good Standing for Emeritus Corporation (2 originals)

6.	Certified copy of the Articles of Incorporation of Emeritus Corporation from the Washington Secretary of State

7.	Copy of the By-Laws of Emeritus Corporation, certified by the corporate secretary

8.	Certificates of Authority for Emeritus Corporation for the following states: Florida, Maryland, Virginia, New York

9.	Delaware Certificate of Good Standing for Health Care REIT, Inc.

10.	Massachusetts Certificate of Registration (equivalent of good standing certificate) for Health Care REIT, Inc.

11.	Estoppel of Health Care REIT, Inc. and Emeritus Corporation as to no defaults in the Master Lease and in the Note

12.
Surveys for the following locations: Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Lubbock, TX; Bellingham, WA; Federal Way, WA; Moses Lake, WA

13.
No-Change Affidavits for each of the following locations: Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS; Flagstaff, AZ; Phoenix, AZ; Brandon, FL; Ft. Myers, FL; Lakeland, FL; Sarasota, FL; Chubbuck, ID; Coeur D’Alene, ID; Pocatello, ID; Hagerstown, MD; Tewksbury, MA; Lakewood, NY; Ontario, OR; Anderson, SC; Lubbock, TX; Staunton, VA; Bellingham, WA; Federal Way, WA; Moses Lake, WA

14.	Copies of Phase I Environmental Assessment for each of the following locations: Fairfield, CA; Paso Robles, CA; Champaign, IL; Hattiesburg, MS